Exhibit 99.1

GSI Commerce Reports Fiscal 2010 Third Quarter Operating Results

KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--October 27, 2010--GSI Commerce Inc. (Nasdaq: GSIC) today announced its financial results for its fiscal third quarter ended October 2, 2010.

Fiscal 2010 Third Quarter Compared to Fiscal 2009 Third Quarter

  Net revenues were $284.1 million compared to $190.3 million.
  Loss from operations was $20.2 million compared to $9.9 million.
  Non-GAAP income from operations was $13.3 million compared to $12.1 million.
  Net loss was $18.6 million or $0.28 per share compared to net loss of $9.4 million or $0.18 per share.
  Trailing 12 month loss from operations was $8.8 million compared to income from operations of $5.8 million.
  Trailing 12 month non-GAAP income from operations was $118.2 million compared to $99.4 million.
  Trailing 12 month cash flow from operating activities was $111.9 million compared to $90.1 million.
  Trailing 12 month free cash flow was $43.8 million compared to $49.3 million.

The definitions of non-GAAP income from operations, free cash flow, and a discussion of the importance of these non-GAAP financial metrics to GSI’s business can be found under “Non-GAAP Financial Measures” provided later in this news release.

“GSI delivered solid growth in net revenues and non-GAAP income from operations in the third quarter and has generated strong results for the first nine months of 2010. Important progress on strategic initiatives made during the quarter included the continued enhancements to our e-commerce technology and payments platform, the launching of several international e-commerce stores for key clients, the continued build out of management teams for marketing services and Rue La La, the addition of new categories, mobile and local at Rue La La and the integration of the four acquisitions that we completed in the second quarter. In addition, after twelve months of development and start-up effort, we soft launched ShopRunner in early October,” said Michael G. Rubin, chairman and CEO of GSI.

Fiscal 2010 Fourth Quarter and Full Year Guidance

The following forward-looking statements reflect GSI’s expectations as of today. Given the risk factors discussed in our forward-looking statements disclosure and in our public reports, actual results may differ materially.

The company provides the following guidance for fiscal 2010 fourth quarter:

	4Q 2010	FY2010
Net Revenues	$529 million	$1.35 billion
Income (Loss) from Operations	$54.5 – $56.5 million	($1.3) – $0.7 million
Non-GAAP Income from Operations	$90.5 - $92.5 million	$133 - $135 million
Capital Expenditures	$10.4 -$15.4 million	$65 - $70 million

Reconciliation of Guidance from GAAP to Non-GAAP:

	4Q 2010	FY 2010
Income (Loss) from Operations	$54.5 – $56.5 million	($1.3) – $0.7 million
Depreciation	$17.6 million	$64.1 million
Amortization	$5.4 million	$20.2 million
Changes in Fair Value of Deferred Acquisition Payments	$2.1 million	$8.3 million
Stock-based Compensation	$7.8 million	$29.0 million
Acquisition-related Expenses(a)	$3.1 million	$12.7 million
Non-GAAP Income (Loss) from Operations	$90.5 - $92.5 million	$133 - $135 million
(a)Acquisition-related expenses include transaction, due diligence and integration expenses, non-cash inventory valuation adjustments, and the cash portion of any acquisition earn-out payments recorded as compensation expense.

Conference Call Today

  Phone – Dial 1-888-680-0860, passcode 34646879 by 4:30 p.m. EDT on October 27, 2010. For quicker access to the audio conference call the day of the event, investors can pre-register for the conference call by going to: https://www.theconferencingservice.com/prereg/key.process?key=PDKEQ4YM6

Web – Go to Investor Conference Calls on the GSI Commerce Web site at http://www.gsicommerce.com/investors/presentation_conference_call.php and click on the link provided, or go directly to http://phx.corporate-ir.net/playerlink.zhtml?c=66459&s=wm&e=3372703 or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:

Web – Go to Investor Conference Calls on the GSI Commerce Web site at http://www.gsicommerce.com/investors/presentation_conference_call.php and click on the link provided, or go directly to http://phx.corporate-ir.net/playerlink.zhtml?c=66459&s=wm&e=3372703. Access will remain available through November 27, 2010.

Non-GAAP Financial Measures

GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business. These measures may be different from non-GAAP measures used by other companies.

Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses, and the following expenses relating to acquisitions: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any deferred acquisition payments recorded as compensation expense and changes in fair value of deferred acquisition payments. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under ASC 718 / SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing our business and operate in an emerging and changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of the following acquisition-related expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any acquisition earn-out payments recorded as compensation expense, and changes in fair value of deferred acquisition payments.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including internal use software. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

About GSI Commerce

GSI Commerce® enables e-commerce, multichannel retailing and digital marketing for global enterprises in the U.S. and internationally. GSI’s e-commerce services which include technology, order management, payment processing, fulfillment and customer care, are available on a modular basis or as part of an integrated solution. GSI’s Global Marketing Services division provides innovative digital marketing products and services comprised of design through TrueAction and Silverlign, e-mail marketing through e-Dialog, affiliate marketing through Pepperjam, retargeting through Fetchback, mobile marketing through M3 Mobile and database marketing through MBS Insight. Additionally, GSI provides brands and retailers platforms to engage directly with consumers through RueLaLa.com, an online private sale shopping destination, and ShopRunner.com, a members-only shopping service that offers free two-day shipping and free returns.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include: the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate; changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with clients; the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and to timely and successfully enhance, develop and maintain its product and service offerings, and to execute operationally; the ability of GSI Commerce to attract and retain qualified personnel; and the ability of GSI Commerce to successfully integrate acquisitions of other businesses; and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	January 2,	October 2,
	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$228,430	$66,709
Accounts receivable, net	70,582	76,958
Inventory	55,678	68,943
Deferred tax assets	12,347	22,580
Prepaid expenses and other current assets	13,187	16,919
Total current assets	380,224	252,109

Property and equipment, net	163,329	180,363
Goodwill	373,003	396,041
Intangible assets, net	132,875	148,959
Long-term deferred tax assets	-	10,886
Other assets, net	12,417	31,253
Total assets	$1,061,848	$1,019,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$126,914	$77,991
Accrued expenses and other	150,173	123,155
Deferred revenue	20,645	20,724
Convertible notes	55,443	-
Current portion - long-term debt	5,260	8,054
Total current liabilities	358,435	229,924

Convertible notes	116,948	121,747
Long-term debt	28,142	53,378
Deferred acquisition payments	63,763	68,935
Deferred tax liabilities	8,534	-
Deferred revenue and other long-term liabilities	9,686	9,892
Total liabilities	585,508	483,876

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares - 5,000
Issued and outstanding shares - none	-	-
Common stock, $0.01 par value:
Authorized shares - 90,000 and 180,000
Issued and outstanding shares - 60,033 and 66,486	600	665
Additional paid in capital	642,852	753,771
Accumulated other comprehensive loss	(1,498)	(653)
Accumulated deficit	(165,614)	(218,048)
Total stockholders' equity	476,340	535,735

Total liabilities and stockholders’ equity	$1,061,848	$1,019,611

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	October 2,	October 3,	October 2,
	2009	2010	2009	2010

Revenues:
Net revenues from product sales	$90,767	$153,238	$288,150	$458,667
Service fee revenues	99,544	130,900	285,817	362,291

Net revenues	190,311	284,138	573,967	820,958

Costs and expenses (1):
Cost of revenues from product sales	67,548	113,701	217,345	338,627
Marketing	9,087	11,394	27,002	29,903
Account management and operations	60,173	83,500	176,969	240,489
Product development	28,396	42,410	84,871	118,789
General and administrative	19,365	29,309	58,169	81,396
Depreciation and amortization	15,655	21,971	46,335	61,306
Changes in fair value of deferred acquisition payments	-	2,074	-	6,222

Total costs and expenses	200,224	304,359	610,691	876,732

Loss from operations	(9,913)	(20,221)	(36,724)	(55,774)

Other (income) expense:
Interest expense	4,897	3,648	14,452	13,595
Interest income	(99)	(10)	(304)	(316)
Other (income) expense	(32)	(506)	(197)	906
Loss on investments	-	736	-	736

Total other expense	4,766	3,868	13,951	14,921

Loss before income taxes	(14,679)	(24,089)	(50,675)	(70,695)
Benefit for income taxes	(5,273)	(5,435)	(16,046)	(18,185)

Net loss from consolidated operations	(9,406)	(18,654)	(34,629)	(52,510)

Equity-method investment earnings	-	76	-	76

Net loss	$(9,406)	$(18,578)	$(34,629)	$(52,434)

Basic and diluted loss per share	$(0.18)	$(0.28)	$(0.70)	$(0.83)

Weighted average shares outstanding - basic and diluted	51,910	66,419	49,506	63,384

(1) Includes stock-based compensation as follows:
Account management and operations	$2,033	$2,162	$6,684	$8,030
Product development	$1,207	$1,603	$3,843	$5,231
General and administrative	$2,436	$2,693	$8,195	$7,867

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	October 3,	October 2,
	2009	2010

Cash Flows from Operating Activities:
Net loss	$(34,629)	$(52,434)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	38,856	46,538
Amortization	7,479	14,768
Amortization of discount on convertible notes	7,765	6,824
Changes in fair value of deferred acquisition payments	-	6,222
Stock-based compensation	18,722	21,128
Foreign currency transaction gains	(184)	(909)
Loss on investments	-	736
Gain on disposal of equipment	(10)	-
Equity-method investment earnings	-	(76)
Deferred income taxes	(16,046)	(19,578)
Changes in operating assets and liabilities:
Accounts receivable, net	14,602	(3,022)
Inventory	(1,087)	(13,265)
Prepaid expenses and other current assets	(1,900)	(2,955)
Other assets, net	1,938	744
Accounts payable, accrued expenses and other	(81,434)	(78,572)
Deferred revenue	(2,224)	(2,668)

Net cash used in operating activities	(48,152)	(76,519)

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(5,601)	(47,850)
Cash paid for property and equipment, including internal use software	(29,585)	(54,648)
Purchase of investments	-	(18,611)
Release from restricted cash escrow funds	1,052	-

Net cash used in investing activities	(34,134)	(121,109)

Cash Flows from Financing Activities:
Borrowings on revolving credit loan	-	25,000
Proceeds from the sale of common stock	92,596	-
Equity issuance costs paid	(4,179)	-
Debt issuance costs paid	(83)	(887)
Repayments of capital lease obligations	(3,359)	(4,446)
Repayments of mortgage note	(136)	(145)
Excess tax benefit in connection with exercise of stock options and awards	-	978
Proceeds from exercise of common stock options	2,065	14,693

Net cash provided by financing activities	86,904	35,193

Effect of exchange rate changes on cash and cash equivalents	340	714

Net increase (decrease) in cash and cash equivalents	4,958	(161,721)
Cash and cash equivalents, beginning of period	130,315	228,430

Cash and cash equivalents, end of period	$135,273	$66,709

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	October 3,	October 2,	October 3,	October 2,	October 3,	October 2,
	2009	2010	2009	2010	2009	2010
Reconciliation of GAAP (loss) income from operations to non-GAAP income from operations:
GAAP (loss) income from operations	$(9,913)	$(20,221)	$(36,724)	$(55,774)	$5,798	$(8,784)

Acquisition related integration, transaction, due diligence expenses, inventory valuation adjustments, and the cash portion of deferred acquisition payments recorded as compensation expense	723	2,980	2,347	9,573	4,044	14,233
Stock-based compensation	5,676	6,458	18,722	21,128	24,578	27,168
Depreciation and amortization (1)	15,655	21,971	46,335	61,306	64,985	78,366
Changes in fair value of deferred acquisition payments	-	2,074	-	6,222	-	7,173

Non-GAAP income from operations	$12,141	$13,262	$30,680	$42,455	$99,405	$118,156

GAAP (loss) income from operations as a percentage of GAAP net revenues	(5.2%)	(7.1%)	(6.4%)	(6.8%)	0.6%	(0.7%)

Non-GAAP income from operations as a percentage of GAAP net revenues	6.4%	4.7%	5.3%	5.2%	10.3%	9.4%

(1) Includes amortization expense of acquisition related intangibles of $5,677, $14,741 and $17,919 for the three-, nine-, and twelve-months ended October 2, 2010 and $2,582, $7,544, and $11,467 for the three-, nine-, and twelve-months ended October 3, 2009.

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Twelve Months Ended
	October 3,	October 2,
	2009	2010
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$90,081	$111,857

Cash paid for property and equipment, including internal use software	(40,758)	(68,070)

Free cash flow	$49,323	$43,787

GSI COMMERCE, INC. AND SUBSIDIARIES
RESULTS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended October 3, 2009
	E-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$166,641	$31,038	$-	$(7,368)	$190,311

Segment costs and expenses (1)	161,003	24,535	-	(7,368)	178,170

Segment profit	$5,638	$6,503	$-	$-	$12,141

	Three Months Ended October 2, 2010
	E-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$203,067	$50,838	$51,524	$(21,291)	$284,138

Segment costs and expenses (1)	197,480	40,037	54,650	(21,291)	270,876

Segment profit (loss)	$5,587	$10,801	$(3,126)	$-	$13,262

	Nine Months Ended October 3, 2009
	E-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$508,921	$84,646	$-	$(19,600)	$573,967

Segment costs and expenses (1)	495,245	67,642	-	(19,600)	543,287

Segment profit	$13,676	$17,004	$-	$-	$30,680

	Nine Months Ended October 2, 2010
	E-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$592,311	$133,249	$147,663	$(52,265)	$820,958

Segment costs and expenses (1)	571,603	104,812	154,353	(52,265)	778,503

Segment profit (loss)	$20,708	$28,437	$(6,690)	$-	$42,455

(1) Segment costs and expenses are GAAP costs and expenses before stock-based compensation expenses, depreciation and amortization expenses, and the following expenses related to acquisitions: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any deferred acquisition payments recorded as compensation expense and changes in fair value of deferred acquisitions payments.

CONTACT:
GSI Commerce, Inc.
Steve Somers, CFA
Sr. Director, Corporate Development,
Investor Relations & Treasury
610-491-7068
ir@gsicommerce.com